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                                  EXHIBIT 23.1

                               Consent of KPMG LLP

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                         Consent of Independent Auditors

The Board of Directors
Heritage Financial Corporation:

We consent to the use of our report dated February 8, 2002, with respect to the consolidated statements of financial condition of Heritage Financial Corporation as of December 31, 2000 and 2001, and the related consolidated statements of income, stockholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2001, incorporated herein by reference.

/s/ KPMG, LLP

Seattle, Washington
May 21, 2002